Exhibit 10.3

This CONTRACT OF EMPLOYMENT (the "Contract") is made between

FREYR Battery (sodete anonyme)
with office at 22-24, Boulevard Royal, L - 2449 Luxembourg, registered at the R.C.S. Luxembourg under number B 251199

(hereinafter referred to as "FREYR", the "Company" or the "Employer")

and

Birger Steen
(hereinafter referred to as the "Employee")

1Position, term, place of work, reporting line
1.1The Employee is employed to act as Chief Executive Officer ("CEO") of FREYR as well as its subsidiaries (FREYR and its subsidiaries collectively being referred to as the "Group").

1.2Notwithstanding the provisions of section 1.3 and section 16 (Termination and notice) of this Contract, this Contract is made for an unlimited period of time and the Employee's employment with the Employer shall commence on 21 August 2023 (the "Commencement Date"), without prejudice to section 18.1 of this Contract.

1.3The Employee is employed in a full-time working position.

1.4The Employee's primary place of work shall be Lysaker, Norway, or such other place which the Employer may reasonably require for the proper performance and exercise of his duties (the "Place of Work"). The Employee acknowledges and understands that his duties will require him to travel to and conduct his work at the Employer's premises in Luxembourg on a regular basis. The Employee further expressly agrees that, in the performance of his services, the Place of Work may be modified, temporarily or permanently, upon mutual agreement of the Employee and the Employer. The Employee acknowledges that the Employee's work may necessitate a considerable amount of travel. The Employee agrees to travel for the Employer's business (both within the territory of the Grand Duchy of Luxembourg and abroad) as may be required for the proper performance and exercise of his duties. The Employee acknowledges and agrees that he may not unreasonably refuse such business trips. The Employee's unjustified refusal in this regard may result in sanctions, potentially including the termination of this Contract.

1.5The Employee shall report to the board of directors of FREYR or any other designated person or body.

2.Duties
2.1The Employee is expected to carry out the duties that are customarily assigned to a CEO.

The Employee's duties will hence notably include, but will not be limited to the performance of the following main tasks:

•Setting the Employer's and Group's overall strategy and vision, and communicating it to employees, stakeholders, and investors.

•Developing and implementing operational plans and initiatives to achieve the Group's goals and objectives.

•Building and managing an effective leadership team to oversee the day-to-day operations of the business.

•Identifying and prioritizing key business initiatives and allocating resources to achieve them.

•Maintaining a strong understanding of market trends, customer needs, and competitor activities to guide business decisions.

•Establishing and maintaining relationships with key partners, customers, and stakeholders to drive growth and success.

•Ensuring that the Group's finances are sound and that financial targets are met, and overseeing the budgeting and forecasting process.

•Developing and implementing policies and procedures to ensure legal and regulatory compliance, as well as ethical and responsible behavior.

•Creating a strong culture of accountability, collaboration, and continuous improvement, and promoting employee engagement and development.

•Evaluating and managing risk across the organization, and developing strategies to mitigate or avoid potential issues.

•Leading and managing change initiatives, including mergers and acquisitions, restructuring, and process improvements.

2.2The Employee's normal duties are those reasonably consistent with the functions described under section 2.1 of this Contract. The Employee understands however that in the course of his employment, it may be necessary to expand his duties in accordance with the Employer's assessment or its operational needs, provided that such duties are commensurate with his experience and/or education. The Employer therefore reserves the right to assign other duties to the Employee at any time.

2.3The Employee is obliged to carry out the duties that are or will be assigned to the Employee's position and that naturally fall within the scope of his position or other duties as FREYR may reasonably require. FREYR may issue instructions and guidelines which the Employee shall adhere to as part of this Contract. The Employee will further be required to comply at all times with the Employer's personnel handbook, rules, regulations and policies as may be applicable at any given time.

2.4The Employee shall devote his skills, attention and full working capacity to the affairs and activities of the Employer and of the Group.

During the performance of this Contract, the Employee shall not, without FREYR's prior written consent (which shall not be unreasonable withheld) be employed, engaged, concerned or interested, whether directly or indirectly, in any trade, business, undertaking or occupation other than the Employer of the Group, nor undertake any other work for anyone other than the Employer or the Group, paid or unpaid, whether for the Employee's own account or for any other employer or principal.

In addition, the Employee shall notify the Employee of any voluntary or unpaid work that may affect the Employee's performance of his functions under this Contract. Further, the Employee may not, without FREYR's prior written consent (which shall not be unreasonable withheld) accept external board membership positions.1

The Employee accepts to inform the Employer if he is employed, engaged, concerned or interested, whether directly or indirectly, in any trade, business, undertaking or occupation other than that of the Employer or the Group during the performance of this Contract in order for the Employer to verify whether the conditions described above are met.
2.5The Employee accepts that he qualifies as a senior executive ("cadre superieur") pursuant to Articles
L. 162-8 (3) and 211-27 (5) of the Luxembourg Labour Code.

3.Working hours
3.1The Employee's regular working time under the Contract is one hundred percent (100%) of a normal working time, i.e. forty (40) hours per week and eight (8) hours per day. The working schedule is Monday to Friday from 9 a.m. to 6 p.m. with one (1) hour for lunch. The Employee's actual working hours will however depend on the importance, complexity and urgency of the Employer's activities and the Employee acknowledges and recognizes that he does not consider working hours as a substantive aspect of this Contract.

3.2The Employee agrees that working time may be reviewed and knowledges that work beyond regular office hours must be expected due to his position.

The Employee, being a senior executive ("cadre superieur"), is hence expected to adopt a flexible approach to working hours. The Employee may be required to work on Saturdays or Sundays and to work overtime in addition to his normal hours of work on reasonable notice or whenever necessary for the proper performance of his duties or to meet the needs of the business. The Employee acknowledges that he will not receive any additional payment for hours worked in excess of his normal working hours, or hours worked on a Saturday or Sunday.

1 The parties have agreed that the Employee may continue as board member and chair of the board of Nordic Semiconductor ASA and that he may continue as member of the board of Nordea till Ql 2024, but will step down from his Board Operations and Sustainability committee leadership role in this board on or before the Commencement Day.

4.Salary
4.1FREYR shall pay the Employee a gross base salary in Norwegian Kroner (NOK) of 7,000,000 per annum.

4.2The Employee's salary shall be paid monthly on or around the twentieth (20th) day of each calendar month to the bank account provided by the Employee, in respective instalments of one twelfth (1/ 12) of the annual amount pro rata temporis, after deduction of all mandatory duties, taxes and social security contributions as required by law.

4.3The Employee, who is currently not a Luxembourg resident, shall take the necessary steps to comply with the tax and social security's obligations incumbent upon him under this Contract as an employee in the country where he performs his duties and his country of residence. FREYR shall ensure that the Company fulfills all relevant tax and social security duties and obligations as employer, related to the country where the Employee performs his duties and his country of residence.

FREYR will cover any cost related to tax and legal advisory services related to the relocation to Norway (before, during and after the relocation) and for the taking over of the role as CEO of FREYR, as well as any tax and immigration reporting and advice related to the Employee's current or former residence.

All costs covered under this section 4.3 shall cover gross costs, meaning that any tax cost related to such coverage shall be carried by FREYR.

4.4The Employee's salary may be reviewed annually on 1 January, the first possible review to be done, if any, with effect from 1 January 2025.

4.5The Employer will cover the following customary mobility costs in relation to the Employee and his direct family (i.e. spouse and children, if any) moving to Norway:

a)Reasonable and documented costs of moving personal belongings from the Employee's current place of residence in Germany to Norway, upon arrival to Norway;

b)Cost of one-way trip when moving to Norway;

c)Cost of one round-trip economy look-see trip to Oslo for family (3 pax); and

d)Other reasonable and documented costs directly related to the relocation, e.g. early lease terminations, registration fees, and similar.

All costs covered shall cover gross costs, meaning that that any tax cost related to such coverage shall be carried by FREYR.

4.6The Employee will be granted a lump-sum sign-on-grant of two hundred and fifty thousand (250,000) options on or about the Commencement Date (the "Options Grant Date"), and will vest in one third (1/3) tranches over three (3) years and be governed by the provisions of FREYR's 2021 Equity Incentive Plan - the long term incentive plan ("LTIP") program, and the provisions set out in section 5 below.

5.Bonus and incentives
5.1The Employee will participate in FREYR's bonus scheme, which terms (including participation) and objectives are at any time under the sole discretion of FREYR.

5.2The Employee may be eligible for consideration of an annual bonus of up to one hundred percent (100%) of yearly base salary.

5.3Such bonus is interpreted and deemed to be inclusive of statutory payable bonus or profit sharing or other statutory benefits. At payment, statutory payable bonus or profit sharing or other statutory benefits will be deducted from the bonus amount.

5.4The Employee may further participate in FREYR's LTIP program, which terms and objectives are at any time under the sole discretion of FREYR. The Employee will be granted six hundred thousand (600,000) options per annum for the years 2024 and 2025, and two-hundred-and-eighteen-thousand, six-hundred-and-thirty (218,630) for 2023 as per the LTIP program.

The 2023 options will be granted on the Options Grant Date, and the 2024 and 2025 options will be granted as part of the Company's main grant (which is typically made in Q2) of the corresponding year. The exercised price ("strike price") shall be the fair market value on the grant date calculated in accordance with the terms of the LTIP program.

These options shall vest in one third (1/3) tranches over three (3) years on the applicable anniversary date of the respective grant date and must all be exercised within five (5) years of the same grant date.

If, during the twelve (12) months immediately following the occurrence of a Change in Control (as defined in the LTIP program), the Employee experiences a termination of employment under circumstances which would entitle him to contractual severance indemnity under Section 16.4 of this Agreement, all then-granted but unvested options will vest and be cancelled in exchange for a cash payment equal to the aggregate spread (if any) with respect to any such options.

5.5In case of termination without notice in accordance with Section 16.3, any outstanding options (including any vested portion thereof) held by the Employee shall immediately terminate in their entirety. For the avoidance of doubt, under the LTIP program termination «for cause» shall for the Employee have the same meaning as termination without notice in accordance with Section 16.3.

5.6The options shall except where otherwise specified herein, be governed the terms of the LTIP program attached hereto as Annex 1.

It is understood and agreed that the above terms and conditions may be amended from time to time subject to the Employer's sole discretion.

5.7Potential bonus payments, even if made repeatedly or regularly and whatever their amounts are, can never lead to a vested right for the Employee or any acquired right to similar benefits in the future. Bonus payments depend on the Employer's goodwill and are made at FREYR's sole discretion and according to the financial achievements of FREYR and/or the Employee's own achievement of goals.

Bonus payments, if any, will be made subject to the deduction of social and tax contributions as required by applicable law.

5.8If at any time after any bonus, option or other award is paid to the Employee FREYR or Group is required to restate its accounts to a material extent, related to the period after the Commencement Date, or FREYR becomes aware of any material malfeasance or material wrongdoing on the Employee's part, then FREYR shall be entitled to recalculate the bonus that it would have awarded in each financial year, had these facts been known at the time the award was granted. The Employee shall be liable for and, if so, required by FREYR, repay on demand the difference between such recalculated bonuses and the aggregate value of the awards actually granted to the Employee. The Employee shall not be liable for repaying any difference between such recalculated bonuses and the aggregate value of the awards actually granted to the Employee, if this relates to restating of accounts relating to any period before the Commencement Date, or other circumstances related to the period before the Commencement Date.

6.Vacation and holidays
6.1The Employee is entitled to an annual statutory paid leave, currently set at twenty-six (26) days of vacation per full calendar year on a full-time basis in accordance with Articles L. 233-1 and following of the Luxembourg Labour Code. Vacation days must be taken at times appropriate to the local work situation, approved beforehand by the Employee's hierarchy.

6.2The Employee must request each period of leave within a reasonable time before the intended start of such leave, to minimize business disturbance. The Employee and the Employers acknowledge that leave periods must be mutually agreed between them, and that the Employer may refuse the Employee's request for leave if it would conflict with business needs.

6.3In the years of commencement and termination of employment, the Employee's holiday entitlement will be calculated on a pro rata basis, in accordance with the Luxembourg Labour Code. If on the day the employment relationship ends the Employee has taken more holidays than he is entitled to, the Employee must compensate the Employer for each day of holiday he has taken in excess of his annual holiday entitlement, on a pro rata basis, as the case may be.

6.4Holidays must be taken during the year that they have been accrued. Any holidays not taken at the end of the year can, exceptionally and with the Employer's prior approval, be carried forward into the next holiday year but no further than 31st March. After this date, any unused holiday entitlement shall be forfeited.

7.Other benefits
7.1Limitations
Only gross base salary according to clause 4.1 - and no other benefits - shall generate basis for pension benefits and holiday allowance.

7.2Social security
In addition to statutory state provided schemes, the Employee is entitled to participate in FREYR's pension scheme and life, accident, and travel insurance schemes.

Such additional benefits may be altered at FREYR's discretion, though without affecting accrued entitlements.

7.3Laptop, mobile phone, etc.
FREYR will provide the Employee with a laptop for business use until the end of this Contract.

FREYR will provide the Employee with a mobile phone and cover reasonable cost for business use and, to a reasonable extent, private use in accordance with FREYR's policies until the end of this Contract.
Further, FREYR will reimburse 50% of internet subscription at home until the end of this Contract. In the event of misuse of the mobile phone as well as the laptop together with their accessories (the
"Equipment"), the Employer reserves the right to revoke the issuance of the Employer's Equipment or prohibit private use thereof at any time. In any event of revocation, the Employee shall not be entitled to any compensation, and in particular, his remuneration will not be increased.

8.Deduction from salary, etc.
Deductions from salary and bonus may be made to the extent permitted by Articles L.224-1 and following Of the Luxembourg Labour Code.

9.Illness
9.1The Employee is entitled to full salary, in accordance with section 4, for a period of up to 12 months of continuous absence due to illness.

9.2In case of illness and in accordance with Article L.121-6 of the Luxembourg Labour Code, the Employee shall inform FREYR immediately, i.e. on the first day of the illness having caused the absence from work. On the third day of absence at the latest, the Employee shall submit to FREYR a medical certificate attesting to the Employee's illness and its likely duration. FREYR reserves the right to demand a medical certificate justifying any absence irrespective of its duration.

9.3In case of absence due to illness, FREYR may at any time request the Employee to visit a medical practitioner, chosen at FREYR's expenses and discretion.

10.Business expenses
10.1FREYR shall, conditional on the presentation of invoices or vouchers or other appropriate evidence of actual payment, reimburse (or procure the reimbursement of) the Employee for all expenses, including business travel expenses, wholly, properly, necessarily and reasonably incurred by the Employee in the proper performance of his duties during the course of the Contract, and in accordance with FREYR's policies on expenses, as communicated to the Employee and subject to any future amendments.

11.Code of conduct and provisions
11.1The Employee shall comply with all codes of conduct and all other rules and regulations applicable to the Employee's duties and to the business of the "Group.

11.2The Employee shall comply with FREYR's prevailing policies, rules, and procedures, and all other applicable instructions laid down in FREYR's guidelines, personnel handbook or similar manuals.

11.3The Employee is obliged, without delay, to read and understand FREYR's rules, regulations, and guidelines which are disclosed on FREYR's intranet, or presented on other mediums.

12.Confidentiality
12.1The Employee acknowledges that the Employee will acquire access to confidential information of the Group consistent with his position. The Employee agrees that all such confidential information is disclosed to the Employee in confidence and is strictly for the Employee's use on behalf of the Group.

12.2The Employee shall not make use of or disclose to any person, and shall use his best endeavors to prevent the use, publication or disclosure of any information of a confidential or secret nature concerning the business of FREYR or the Group, that comes to his knowledge during the course of or in connection with the Employee's employment with FREYR Luxembourg, or concerning the business of any person having dealings with FREYR or the Group and which is obtained directly or indirectly in circumstances in which FREYR or the Group is subject to a duty of confidentiality in relation to that information.

12.3For the purpose of this clause, information of a confidential or secret nature means non-public information of FREYR or the Group, including but not limited to business plans, products, technical data, specifications, documentation, presentations, product plans, business methods, product functionality, customer information, contracts, formulas, competitive analysis, databases, formats, methodologies, strategic plans, marketing plans, customer lists, prospect lists, pricing information or information related to engineering, marketing or finance, regardless of whether such documents are marked confidential or not and regardless of whether such information exists in written form or stored by electronic media or on other form of information carrier.

12.4This clause 12 shall continue to apply after the termination of the Employee's employment with FREYR, whatever the reason may be, for a period of twenty-five (25) years.

12.5The Employee is prevented from malicious disparage or otherwise making harmful or unfavorable statements regarding FREYR or the Group or any of its services, operations, processes or methods.

12.6The Employee acknowledges that any breach of confidentiality during the Employee's employment or at any time thereafter may lead to liability and may constitute grounds for dismissal and/or render the Employee liable to legal action and/or damages.

13.Non-competition and non-solicitation
13.1The Employee undertakes not, during the employment relationship and for a maximum period of two (2) years (or if shorter, such maximum period allowed under applicable law) after the end of the Contract, and subject to the Employer's sole discretionary decision both on the principle and the duration of this restriction, take employment with, have ownership interests in, or in any other way - directly or indirectly - be involved in any activity that wholly or partially competes with FREYR or other companies in the Group. The Employee shall similarly not, during the employment relationship and for a maximum period of two (2) years, engage in or perform work for customers and/or suppliers, if such activity can be deemed to have any negative impact to the competitive situation of FREYR or the Group.

13.2The Employee must not, in relation to the termination of the Contract and for a period of two (2) years after the end of the Contract, directly or indirectly solicit or otherwise engage in direct or indirect communication with any present or past customers, suppliers or partners of FREYR or the Group, with a view to inducing such person or company to change its relationship with the Group, for himself or any other person. This applies to customers, suppliers or partners that the Employee has had contact with or been responsible for in any way during the last year before a statement is given by FREYR in accordance with clause 13.6 below.

13.3The Employee shall not during the same period of two (2) years after the end of the Contract, directly or indirectly, with a view to inducing employees to leave FREYR or the Group, solicit, recruit, or endeavor to entice away any of FREYR's or the Group's employees.

13.4FREYR may decide in writing at any time during or in connection with termination of the employment relationship that the provisions in 13.1 to 13.3 shall not apply in whole or in part.

13.5In case of any uncertainty as to whether an activity is covered by the prohibitions set out in this clause, the Employee is obliged both during the employment relationship and during the two (2) years following the termination of the Contract to present the issue to FREYR and await a written statement from FREYR before engaging in any relevant activity.

13.6FREYR shall provide a written statement on the applicability and duration of clauses 13.1, 13.2 and
13.3 within four (4) weeks after a request from the Employee or after termination of the employment relationship from the Employee. In case of a termination from FREYR Luxembourg, the statement shall be given at the same time as the notice of termination or within one (1) week after summary dismissal. The restrictions in clauses 13.1, 13.2 and 13.3 may be discharged if a written statement as mentioned above is not given in accordance with this clause 13.6.

13.7If the prohibition against competition (clause 13.1) shall apply pursuant to the Employer's decision, the latter shall compensate the Employee on a monthly basis during the prohibition period set by the Employer corresponding to the Employee's average monthly base salary calculated on the basis of the Employee's annual salary the last twelve (12) months. The compensation does not form basis for holiday pay or pension entitlements.

If the Employee acquires or receives income in the prohibition period, FREYR is entitled to reduce the compensation correspondingly, up to a maximum of half of the base salary the Employee could be entitled to from FREYR Luxembourg. Severance pay under this Contract shall not form basis for any reduction of compensation under this section 13. The Employee shall provide FREYR information regarding income from work in the prohibition period. If the Employee does not meet this requirement, FREYR is entitled to withhold compensation until the information is presented.

The Employee shall be entitled to receive any severance pay, or contractual severance indemnity in accordance with section 16 of this Contract, without any reduction in the compensation under this section 13.

13.8In the event of violation of these provisions, FREYR may demand that the infringement immediately ceases and may take necessary legal action. In the event of violation, the Employee shall further pay liquidated damages equal to minimum three (3) months' base salary or indemnify FREYR's financial loss if greater. In addition, FREYR may demand that the Employee pays the enrichment he and/or new employer/client etc. have achieved as a result of the illegal situation. Payment of compensation does not entail that the infringement may continue.

13.9If the aforementioned clause is in conflict with mandatory legislation, the clause is maintained to the extent it is in accordance with legislation. In the event of the introduction of new statutory provisions that regulate the validity of the above clause, FREYR may unilaterally make the necessary amendments to the clause. FREYR may not by way of such amendments extend the scope of the clause.

14.Restrictions on use of email and internet
14.1FREYR's electronic mail system, internet subscription and all other data systems are the exclusive property of FREYR.

14.2FREYR's electronic mail system, internet subscription and all other data systems shall be, as far as possible, used by the Employee solely in connection with the Employee's work for FREYR.

14.3The Employee acknowledges that the Employee shall have no right to access and shall not access FREYR's electronic mail system or other data systems after termination of his employment.

15.Intellectual property
15.1All intellectual property rights, including patentable inventions, trademarks, design rights or copyrights, that are created or developed by the Employee after the Commencement Date and in relation to his employment with FREYR shall fully and wholly devolve upon and be the property of FREYR or shall be transferred t9 FREYR if such transfer is necessary under applicable statutory legislation. The same applies to similar creations that are not legally protected by patent, copyright or similar but that FREYR or the Group has an interest in employing.

15.2FREYR shall by virtue of the employment relationship have an unrestricted, exclusive and gratuitous right to exploit such intellectual property rights and creations. Such intellectual property rights and creations shall without exception be deemed to have been created or developed in relation to the Employee's employment if the exploitation of the right or creation falls within the scope of FREYR or the Group's business, and the intellectual property rights and creations have been produced in relation to the Employee's employment and duties as CEO. This applies notwithstanding that the Employee has created or developed the right outside working hours or outside FREYR's premises.

15.3The Employee is not entitled to any separate compensation for FREYR's utilization of rights as mentioned in this clause. The Employee shall unsolicited inform FREYR of any rights that may fall within the scope of this clause, unless it is obvious that FREYR is already aware of the right.

16.Termination and notice
16.1Termination of this Contract, whether with notice period or with immediate effect, is governed by Articles L. 124-1 and following of the Luxembourg Labour Code. The Employee or Employer who wishes to terminate the Contract must notify the termination to the other party by registered mail with acknowledgement of receipt or by signing for acknowledgment of receipt a copy of the notice of termination.

16.2The Contract may be terminated by means of a registered mail with acknowledgement of receipt sent by the Employer to the Employee with a prior written notice of termination of:

two (2) months if the Employee worked for FREYR for less than five (5) years;

four (4) months if the Employee worked for FREYR between five (5) and ten (10) years; and

six (6) months if the Employee worked for FREYR at least for ten (10) years.

Pursuant to Article L. 124-4 of the Luxembourg Labour Code, the termination of the Contract by the Employee is to be notified to the Employer with a notice equal to half the notice which the Employer has to respect according to the seniority of the Employee, as described in the above paragraph.

16.3The termination without notice of this Contract is subject to the compliance with the provisions of Article L. 124-10 of the Luxembourg Labour Code and may apply, notably but without limitation, in case of violation of company policies (including harassment and monetary policy), non-performance of duties, and indictment on felony charges.

16.4By derogation from the Luxembourg Labour Code, the Employee shall be entitled to a contractual severance indemnity in case the Contract is terminated by the Employer with notice, of one (1) year base salary as detailed under section 4.1 of this Contract applicable at the date of notice of termination. The Employee expressly acknowledges that in such case, the amount of a possibly due statutory severance indemnity resulting from Article 124-7 of the Luxembourg Labour Code shall be deducted from the contractual severance indemnity as the total sum of a possibly due statutory severance indemnity and the contractual severance indemnity shall amount to one (1) year base salary. Notwithstanding the preceding, the contractual severance indemnity will not be due in case the Employee is terminated without notice according to Article L.124-10 of the Luxembourg Labour Code and under the condition that this termination will be declared legal and valid by the competent jurisdiction.

16.5Upon termination of employment, the Employee shall return to FREYR upon first request of the latter and at the latest on the Employee's last day of active service all property in his possession, custody or control belonging to FREYR, including but not limited to business cards, credit and charge cards, keys, security and computer passwords, mobile phones, laptop, personal computer equipment, original and copy documents or other media on which information is held by the Employee relating to the business or affairs of FREYR.

16.6Upon termination of his employment, the Employee shall repay any debts to FREYR Luxembourg, and release FREYR of any guarantee or security for loans or responsibilities on behalf of the Employee.

16.7This Contract will terminate automatically and without the need for further notice when the Employee is awarded an old-age pension or when he reaches the legal retirement age which is currently set at sixty-five (65) years, provided that he is entitled to such a pension.

17.Garden leave
17.1If FREYR or the Employee gives notice to terminate the Contract, the Employee agrees, subject to FREYR continuing to provide the Employee's salary and contractual benefits (other than bonuses), that FREYR may, immediately following the date that the termination has been notified, or at any time during the period of notice or any part of such period, in its absolute discretion require the Employee (i), (ii) not to have any contact with customers, clients, suppliers, employees or member of FREYR Luxembourg, (iii) not to attend any premises of FREYR Luxembourg, (iv) resign as a director or from any office of FREYR Luxembourg, and/or (v) to take any accrued holiday and/or FREYR may appoint another person to perform the Employee's responsibilities jointly and require the Employee to provide such handover and transitional services as may be reasonably required.

18.General
18.1The Employee declares having the capacity to sign this Contract which constitutes a valid, binding and enforceable agreement.

18.2The Employee represents to the Employer that there are no obligations or restrictions that would keep him from joining the Company and performing the services contemplated by this Contract.

18.3The Employee further represents to the Employer that he possesses all licenses, permits and/or approvals from the applicable authorities necessary or required from him to perform such services and will hold them during the entire duration of this Contract. In the event of non-renewal or refusal to renew or in the event of withdrawal for any reason whatsoever of such licenses, permits and/or approvals by the competent authority, the Employee acknowledges and commits to inform the Employer on the date such non-renewal, refusal or withdrawal occurs.

18.4The Employee undertakes to inform the Employer about any changes of his home address/domicile within five (5) days as from such change occurring.

18.5This Contract including its Annexes attached hereto shall regulate all matters relating to the Employee's employment with FREYR and shall, as from the Commencement Date, replace any and all former agreements or arrangements between the Employee and FREYR relating to the Employee's employment with FREYR.

18.6FREYR will at payment of salary, bonus, allowances etc. withhold taxes, also related to taxable benefits, from such payable compensations and pay the withheld taxes to the appropriate authorities in accordance with statutory provisions. The Employee acknowledges and agrees that any further tax liability on the Employee's hand shall be carried solely by the Employee.

18.7The Employee acknowledges that he has carefully read this Contract, has had an opportunity to discuss it with advisors should so be desired, and understands all the terms and conditions therein.

18.8In respect of all issues not regulated by the terms of this Contract, statutory provisions shall prevail.

18.9If any provision of this Contract should be declared legally invalid or unenforceable by a competent court, such declaration shall in no way affect the validity or enforceability of any other provision thereof, nor shall any such declaration of legal invalidity or unenforceability operate to nullify or rescind this Contract, but shall only serve to render ineffective any such provision declared legally invalid or unenforceable. In lieu thereof, there shall be added a provision as similar in terms to such illegal, invalid and unenforceable provision as may be possible and be legal, valid and enforceable.

18.10This Contract may not be modified or amended unless in writing signed by the undersigned parties and/or pursuant to the applicable legal provisions. Any notice required by this Agreement shall be made in writing to the Employer or to any other person as indicated from time to time, at the Employer's address, or to the Employee at his residence address as lastly communicated by the Employee to the Employer.

18.11This Contract shall be governed by and construed in accordance with Luxembourg law, including any statutory modification or re-enactment during the time the Contract being in force and the parties give exclusive jurisdiction to the Luxembourg Courts.

This Contract has been drafted and signed by the parties of this Contract in two (2) identical original copies, one (1) copy having been delivered to and to be retained by each of the parties.

For FREYR Battery		Employee

By:	/s/ Torstein Dale Sjøtveit	By:	/s/ Birger Steen
Name:	Torstein Dale Sjøtveit	Name:	Biger Steen
Date	6/7/2023	Date	6/7/2023

Annex 1 - LTIP program

(2021 Equity Incentive Plan as amended 10 May 2023)